Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2023, relating to the consolidated financial statements of Hoth Therapeutics, Inc. as of and for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

New York, New York

June 13, 2023